UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2016

AFFINITY GAMING

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54085	02-0815199
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3755 Breakthrough Way, Suite 300

Las Vegas, Nevada 89135

(Address of Principal Executive Offices, Including Zip Code)

(702) 341-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 1, 2016, Affinity Gaming (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the several lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and Credit Suisse Securities (USA) LLC, Macquarie Capital (USA), Inc. and Fifth Third Bank, as joint bookrunners and joint lead arrangers. The Company’s entry into the Credit Agreement was made in connection with the refinancing of its capital structure, including the Company’s redemption on July 1, 2016 of all its outstanding 9.00% Senior Notes due 2018, as previously disclosed by the Company on its Current Report on Form 8-K filed June 6, 2016.

Amount and Maturity

The Credit Agreement provides for a $300 million term loan facility (the “Initial Term Loan”) and a $75 million revolving credit facility (the “Initial Revolver”). The Initial Term Loan will be payable in quarterly installments, commencing on September 30, 2016, in an amount equal to 0.25% of the Initial Term Loan until July 1, 2023 (the “Initial Term Loan Maturity Date”), upon which date the remaining Initial Term Loan balance will come due. Amounts outstanding under the Initial Revolver will be due and payable on July 1, 2021.

In addition, the lenders have agreed to issue, upon request, trade letters of credit for the benefit of the Company, up to an aggregate commitment of $10 million. Further, subject to certain conditions, the Credit Agreement provides that the Company may request the extension of additional term loans (together with Initial Term Loan, the “Term Loans”) and revolving credit facilities (together with the Initial Revolver, the “Revolvers”) by the lenders.

Guarantees

The Company’s obligations under the Credit Agreement, subject to certain exceptions, are guaranteed by the Company’s subsidiaries and are secured by the capital stock and equity interests of the Company’s subsidiaries. In addition, subject to certain exceptions, the Company and each of the guarantors granted the collateral agent first priority liens and security interests on substantially all of the real and personal property (other than gaming licenses and subject to certain other exceptions) of the Company and its subsidiaries as additional security for the performance of the obligations under the Credit Agreement.

Interest and Commitment Fees

The interest rate on the outstanding balance of the Initial Term Loan is determined by, at the Company’s option, either: (i) the Eurodollar rate (not less than 1.00%) plus 4.00%, or (ii) an adjusted base rate (not less than 2.00%) plus 3.00%. The interest rate on the outstanding balance from time to time of the Initial Revolver is determined by, at the Company’s option, either:  (i) the Eurodollar rate plus 4.00%, or (ii) an adjusted base rate plus 3.00%; provided that for any period ending on or after the Company’s financial statements are delivered for the fiscal quarter ending September 30, 2016, the interest rate is determined by, at the Company’s option, either: (i) the Eurodollar rate plus a variable margin based upon the Company’s first lien leverage ratio, or (ii) an adjusted base rate plus a variable margin based upon the Company’s first lien leverage ratio. In addition, the Company will pay to each lender a fee, in the form of an original issue discount, in the amount of 0.50% of such lender’s pro rata portion of the Initial Term Loan and 0.50% of such lender’s commitment under the Initial Revolver. The Company will further incur a commitment fee on the unused portion of the Initial Revolver at a per annum rate of 0.50%.

Mandatory and Optional Prepayments

Subject to certain exceptions, if the Company or any of the guarantors incurs any indebtedness, the entirety of the net cash proceeds of such indebtedness must be applied to prepayment of the Term Loans. The Credit Agreement requires that the Company prepay the loans with a percentage of the proceeds of any significant asset sale or recovery event. In addition, the Credit Agreement requires that the Company use a portion of its annual excess cash flow to prepay the Term Loans.

The Revolvers can be terminated without premium or penalty, upon payment of the outstanding amounts owed with respect thereto. The Term Loans can be prepaid without premium or penalty, except that a 1.0% premium is payable in connection with prepayment of the Initial Term Loan prior to the date six months after the funding of the Initial Term Loan through either (i) the issuance of indebtedness having a lower effective yield than the effective yield payable in respect of the Term Loan, or (ii) the lowering of the effective yield payable in respect of the Term Loan pursuant to an amendment of the Credit Agreement.

Certain Covenants

The Credit Agreement contains customary affirmative and negative covenants (which are subject to customary exceptions) for financings of its type. The Company is required to maintain a maximum first lien leverage ratio as at the last day of each fiscal quarter following September 30, 2016. Other covenants, among other things, limit the Company’s ability to do the following (in each case, subject to certain exceptions):

•                  incur additional debt;

•                  pay dividends and make other distributions;

•                  make certain investments;

•                  make certain restricted payments;

•                  create liens;

•                  enter into transactions with affiliates;

•                  make certain dispositions; and

•                  merge or consolidate.

In addition, the Credit Agreement requires that the Company take, and cause its subsidiaries to take, certain actions, including maintaining adequate insurance.

Events of Default

The Credit Facility contains customary events of default, including but not limited to:

•                  non-payment of principal, interest or fees;

•                  violations of certain covenants;

•                  certain bankruptcy-related events;

•                  unsatisfied material judgments;

•                  inaccuracy of representations and warranties in any material respect; and

•                  cross defaults with certain other agreements.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed hereto as Exhibit 10.1, and is incorporated into this Current Report by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On July 1, 2016, in connection with the Company’s entry into the Credit Agreement, the Company terminated its existing Credit Agreement, dated as of May 9, 2012, by and among the Company, as borrower, Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, the other agents party thereto and the lenders party thereto (as amended, the “Existing Credit Agreement”).

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04.                                        Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth under Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On July 1, 2016 the Company issued a press release to announce its entry into the Credit Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Credit Agreement, dated as of July 1, 2016, among Affinity Gaming, as Borrower, the several lenders and the issuing lenders from time to time parties thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and Credit Suisse Securities (USA) LLC, Macquarie Capital (USA), Inc. and Fifth Third Bank, as Joint Bookrunners and Joint Lead Arrangers.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2016	Affinity Gaming

/s/ Walter Bogumil
Walter Bogumil
SVP, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit Agreement, dated as of July 1, 2016, among Affinity Gaming, as Borrower, the several lenders and the issuing lenders from time to time parties thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and Credit Suisse Securities (USA) LLC, Macquarie Capital (USA), Inc. and Fifth Third Bank, as Joint Bookrunners and Joint Lead Arrangers.

99.1	Press Release.